Exhibit 10.3
[Redacted] = Pursuant to Item 601(b)(10) of Regulation S-K, portions of this exhibit have been omitted as the registrant has determined that certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) the type of information that the company treats as private and confidential.
AMENDED AND RESTATED CONSULTING AGREEMENT

This Amended and Restated Consulting Agreement (this “Agreement”) is made as of November 6, 2026, by and between Travelzoo ("Client") with its global headquarters at 590 Madison Avenue, 35th Floor, New York, NY 10022, and Ralph Bartel ("Consultant"), [REDACTED].

The parties agree as follows:

A.SERVICES: Subject to the terms and conditions of this Agreement, Consultant agrees to provide the following services to Client (the “Services”):

Consulting Services

-Strategic advisory for Travelzoo META, including the sourcing of Metaverse experiences through the Company’s subsidiary, Metaverse Travel Experiences LLC;
-Strategic advisory to Human Resources, including but not limited to talent search, including support of interviewing candidates;
-Strategic advisory to Information Technology and Engineering; and
-Brand communications and public relations.
Serve as Principal Accounting Officer (PAO)

Special Services

-When requested by the Client, develop new member benefit concept(s) and strategy that fits the travel enthusiast lifestyle, creates substantial value for Club Members, and can be operated by Travelzoo with a positive contribution margin.
Services are to be provided in accordance with Client’s quality and brand communications standards. The Services shall be provided by Consultant remotely outside Switzerland. Services are subject to change, additional specifications or other requirements to which the parties may agree from time to time in a prior written agreement (email being acceptable). Consultant does not have authority to enter into agreements on behalf of Client, and all agreements must be executed by an authorized representative of Client.

Consultant agrees to notify and keep Client informed if and to the extent Consultant uses generative artificial intelligence to perform the Services or in the creation of any Work Product (as defined below).

B.TERM: Consultant will perform the Services commencing on the date hereof and shall continue providing Services to Client until December 31, 2027 or until this Agreement is earlier terminated
1/7

by either party in accordance with the terms hereof (“Term”). The Term may be amended by the mutual written agreement of the parties (email being acceptable).

C.FEES AND EXPENSES: In consideration of the Consulting Services, Company and Consultant agree that Company shall pay Consultant a quarterly fee of up to USD 60,000 (for fifteen (15) days minimum). Consultant shall submit an invoice after the end of each quarter, with a short description of the Consulting Services performed and details of any expenses for which the Consultant has received or intends to seek reimbursement.

In consideration of the Special Services, and in recognition of the complexity and creativity required, Company and Consultant agree that the Company shall pay Consultant a fee of up to USD 100,000 (for twenty (20) days minimum) for each project. Company and Consultant shall mutually agree on scope, timing, hours, rate, etc. (email being acceptable). Consultant shall submit an invoice on the date hereof, with a short description of the Special Services, which shall be payable upon receipt by the Company.

For the avoidance of doubt, the Company shall not pay any compensation to Consultant for serving as principal accounting officer (PAO).

Company shall not provide any additional compensation beyond the maximum set forth in this Agreement for any hours or days worked beyond the minimums per quarter set forth in this Agreement, unless otherwise mutually agreed.

Reimbursable expenses, including travel expenses: Consultant shall seek approval from Client, prior to seeking reimbursement for business travel or incurring other business expenses. Client shall not be liable to Consultant for any expenses incurred by Consultant in the performance of the Services that did not receive prior approval.

D.    ADDITIONAL TERMS: Consultant will not, during the Term or, for a period of six (6) months after termination of this Agreement, anywhere within the United States, United Kingdom and European Union (collectively, the “Territory”), directly or indirectly, recruit, induce or solicit for employment any person who is, or was at any time during the twelve-month period immediately prior to the termination of this Agreement, an employee of Client.

E.    STANDARD CONDITIONS: The Standard Conditions set forth in Exhibit A and incorporated herein by this reference shall be deemed to be part of this Agreement.

F.    COMPLETE AGREEMENT: This Agreement (which incorporates and includes the NDA (as defined in the Standard Conditions)) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, between the parties with respect thereto.

The signatures of the parties where indicated below constitute this a valid and binding agreement.

TRAVELZOO		CONSULTANT

By:	/s/ CHRISTINA CIOCCA	/s/ RALPH BARTEL
Name:	Christina Ciocca	Name: Ralph Bartel
2/7

Title:	Chief Membership Officer and General Counsel
Date:	11/6/2026	Date:	11/6/2026

3/7

EXHIBIT A

STANDARD CONDITIONS

The following terms and conditions (these "Standard Conditions") are part of the Consulting Agreement between Client and Consultant. As used in these Standard Conditions, the term "Agreement" refers collectively to that Consulting Agreement, the NDA (as defined below) and these Standard Conditions. Unless otherwise indicated, capitalized terms used herein shall be given the meanings accorded to them in the Consulting Agreement.

1.    OWNERSHIP: Consultant agrees that all Services and any elements thereof, created, performed, contributed or prepared by Consultant pursuant to this Agreement, and any results or proceeds thereof, shall be the exclusive property of Client. Without reservation, limitation or condition, Consultant hereby assigns, transfers and conveys to Client, exclusively and perpetually, all right, title and interest throughout the world which Consultant has or may be deemed to have therein, including without limitation all copyrights, patents, rights of reproduction, and rights to ownership of any physical works of art embodied therein, and the right to secure registrations, renewals, reissues and extensions thereof. Consultant agrees to execute such further documents and to do such further acts as may be reasonably necessary to perfect, register or enforce Client's ownership of any such rights. Consultant hereby appoints Client as Consultant's attorney-in-fact (this appointment being irrevocable and coupled with an interest) to execute such documents on Consultant's behalf.

Consultant acknowledges that all Work Product, including any copyrights, trademarks, patents, or other intellectual property rights pertaining thereto, is work made for hire and is the property of Client with Client being deemed the sole author and owner with the right to make all uses of the Work Product throughout the universe as Client deems desirable. "Work Product" shall mean all deliverables and all intermediate and partial versions thereof, and all documentation, analysis, flowcharts, notes, outlines, formulas, code, data, processes, algorithms, ideas, inventions, know-how or techniques, and any other information, or materials generated by Consultant in the performance of the Services. If it is determined that any right, title, and interest in and to the Work Product does not vest in Client by operation of law under this Agreement, Consultant hereby exclusively and irrevocably assigns to Client all of Consultant’s right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Work Product.

Consultant warrants and represents that to the best of Consultant's knowledge, the Services, Work Product, and all elements thereof, including without limitation any materials provided to Client, are original creations of Consultant and do not violate any copyright, proprietary rights or other rights of any person or entity and that no third party has any rights, title or interest therein or thereto.

2.    INDEMNITY AND WARRANTIES: Consultant shall indemnify, defend and hold harmless Client and its subsidiaries and each of their respective officers, directors, agents and employees, from and against any and all claims, demands, allegations, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement) arising out of or relating to: (i) Consultant's breach of any of its obligations under this Agreement or Consultant’s performance of its obligations hereunder, including, but not limited to acts or omissions of Consultant or anyone Consultant has engaged to perform any portion of the Services; (ii) any bodily injury (including death) or property damage caused by Consultant, any approved contractor, agent, representative or employee of Consultant; (iii) Consultant holding himself out as an agent of Client outside of the scope specifically set forth in this Agreement; (iv) unauthorized disclosure of Confidential Information and/or (v) claims or allegations asserted against Client as a result of Consultant’s use of any materials in connection with the Services or Work Product that may infringe any patent, copyright,
4/7

trademark, trade secret or other right of any third party. Consultant warrants and represents that Consultant has full power and authority to enter into and perform this Agreement and to make the grant of rights contained herein.

Consultant shall be indemnified, defended and held harmless by Client to the extent permitted by law from any claim, liability, loss, cost or expense (including reasonable attorneys’ fees) incurred by it which arises from any third party claim in connection with or related in any manner to any of Consultant’s services to Client, or any entity owned or controlled by Client, under the Agreement; provided however that any such claim does not arise from Consultant’s acts constituting fraud, willful misconduct, or reckless disregard in the course of exercising their duties under the Agreement.

3.    CONFIDENTIALITY: The parties agree to fully abide by and be bound by the Confidentiality and Non-Disclosure Agreement (“NDA”) previously executed between them on January 1, 2023. The NDA is hereby incorporated and included herein. For the avoidance of doubt, Consultant agrees that: (a) that all work provided pursuant to this Agreement, and any documents or materials related to the Services, and any information, work in progress, trade secrets, technical know-how, software, ideas (whether or not patented), data, specifications, compilations of data, strategic plans, customer information, agreements, proposed business arrangements, the terms of this Agreement, or any other sensitive or confidential matter related to the business or projects of Client, constitute confidential information (hereinafter "Proprietary Information"); (b) that Consultant shall not, either during the rendering of services or at any time thereafter, use, copy, or disclose to any person, firm, or corporation any such Proprietary Information, unless such use, copying, or disclosure has been authorized in advance in writing by Client; and (c) that upon termination or expiration of this Agreement, or at any time upon request of Client, Consultant will return to Client all Proprietary Information in Consultant's possession or control.

4.    TERMINATION:

(a)    Termination for Default. In the event of any material breach of this Agreement by either party hereto, the other party may (without waiving any other remedies or rights under this Agreement, in law or in equity) terminate this Agreement by giving five (5) days prior written notice; provided, however, that this Agreement shall not terminate if the party in breach has cured the breach of which it has been notified prior to the expiration of said five (5) days.

(b)    Termination by Client or Consultant. Notwithstanding any other provision of this Agreement to the contrary, either party may terminate this Agreement at any time and for any reason whatsoever (or for no reason) by giving at least seven (7) days prior written notice to the other party of its election to terminate this Agreement.

(c)    Automatic Termination. This Agreement shall automatically terminate on the occurrence of: (i) the bankruptcy or insolvency of either party; or (ii) the death of Consultant.

(d)    Effect of Termination.
(i) Following the termination of the Agreement, upon the written request of Client (including by email), Consultant shall reasonably cooperate with Client in all matters relating to the winding up of the Services and the orderly transfer of pending work, if any, to other designees of Client (“Cooperation Period”). Upon Client’s request, Consultant shall return all Client equipment, Work Product and Confidential Information promptly following the termination date at Consultant’s expense. Consultant may be requested to destroy Confidential Information in its possession.
5/7

(ii) Upon termination of this Agreement, Client shall pay Consultant the Fees for Services completed up to the date of termination, and any pre- approved expenses incurred prior to termination in accordance with this Agreement. (iii) Paragraphs D, E, F, 1, 2, 3, 4, 5, 7, 10, 11 and 12 shall survive the expiration or termination of this
Agreement.

5.    LIMITATION OF LIABILITY: UNDER NO CIRCUMSTANCES WILL CLIENT OR ITS SUBSIDIARIES OR AFFILIATES BE LIABLE TO CONSULTANT FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING BUT NOT LIMITED TO LOSS OF USE, PROFIT, OPPORTUNITY, BUSINESS, REVENUE, INTERRUPTION, GOODWILL, ANTICIPATED SAVINGS AND/OR ANY CLAIMS MADE UNDER THIRD PARTY CONTRACTS, EVEN IF CLIENT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES) INCURRED BY CONSULTANT AND ARISING OUT OF THE AGREEMENT OR ANY FAILURE BY CLIENT TO PERFORM ITS OBLIGATIONS IN ACCORDANCE WITH THE AGREEMENT.

6.    ASSIGNMENT: Neither this Agreement nor any rights or duties hereunder may be assigned or delegated to any other person or entity by Consultant except as specifically provided hereunder, without the express prior written consent of Client. Client may freely assign this Agreement and/or any of its rights hereunder.

7.    GOVERNING LAW: This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, as applied to agreements made and performed entirely within Delaware. Any litigation or other dispute with respect to this Agreement will take place in the State of Delaware. Each party irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

8.    AUTHORITY/RELATIONSHIP OF PARTIES: Consultant acknowledges that it enters into this Agreement as, and that it will perform all Services hereunder as, an independent contractor. Consultant is solely responsible for the payment of all taxes and other government impositions. Consultant will remain free to perform services for parties other than Client; provided, that such services will not interfere with the performance of Services hereunder. Consultant further agrees and acknowledges that: (a) Consultant's relationship with Client is not an employment relationship; (b) that under no circumstances is Consultant entitled to receive from Client any benefits or insurance, including without limitation any unemployment, workers compensation or disability benefits, vacation or sick pay; (c) that Consultant is solely responsible for determining the method and means by which Consultant will accomplish the Services and otherwise fulfill Consultant's obligations hereunder; and (d) that Consultant will be solely responsible for the professional performance of the Services, and will receive no assistance, direction or control from Client except as specifically set forth herein. Consultant shall be solely responsible for obtaining, at Consultant's expense and in Consultant's name, disability, worker's compensation or other insurance as well as all licenses and permits usual or necessary for conducting the Services hereunder. Consultant represents that Consultant has the qualifications, skills, and ability to perform the Services in a professional manner, without the advice, control or supervision of Client. Nothing contained in this Agreement shall be construed to place the parties in the relationship of partners or joint venturers and neither party shall have any right to obligate or bind the other in any manner. Consultant agrees that it will not hold itself out as an authorized agent with power to bind Client in any manner.

9.    AMENDMENTS: This Agreement may be amended only in writing signed by both parties. Failure by either party to enforce at any time any of the provisions of this Agreement, or to require at any time performance by the other party of any of the provisions hereof, shall in no way be construed as a waiver of such provisions in any other circumstance or a waiver of any other provision.

6/7

10.    SEVERABILITY / COUNTERPARTS: In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, then (i) the illegal or unenforceable provision shall be replaced by a revised provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision and (ii) the remainder of the Agreement will remain binding and in full force and effect. The parties agree that this Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.

11.    ADVERTISING OR PUBLICITY: Consultant will acquire no right to use, and will not use without Client's prior written consent, the names, characters, artwork, designs, tradenames, copyrighted materials, trademarks or service marks of Client, its parent, related or subsidiary companies, employees, directors, shareholders, assigns, successors or licensees: (a) in any advertising, publicity or promotion; (b) to express or to imply any endorsement of Consultant's services; or (c) in any manner other than in accordance with this Agreement.

12.    NOTICE: All notices or other communications pursuant to this Agreement shall be in writing and shall be given either by email, or by delivery using a standard carrier that provides confirmation of delivery, to the parties listed in the signature block. To the extent notice is given to Client, a copy of such notice shall also be sent to the Attention of the General Counsel of Client, at 590 Madison Avenue, 35th Floor, New York, New York, 10022.

* * *

7/7